Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the Employee Stock Purchase Plan of HSN, Inc. of our reports dated March 4, 2010, with respect to the consolidated financial statements and schedule of HSN, Inc. and the effectiveness of internal control over financial reporting of HSN, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.